EXHIBIT 10.12



                      CHINA CONSTRUCTION IMP. & EXP. CORP.
                   BEIJING CSCEC HUASHUO EXHIBITION CO., LTD.


                             LETTER OF AUTHORIZATION


This letter shall confirm the exclusive appointment of Sino-Con Science and Technology Development Co., Ltd., EarthNetMedia, Inc. and Pac Pacific Group Int'l. to be our organizing committee for the 2003 International Construction Materials and Interior Design Procurement Expo March 2003 in Beijing.


Their purpose is to function as the exclusive agent for the U.S. in arranging a U.S. Pavilion and bring more or less 100 U.S. Building material and service companies to Beijing as part of the U.S. Pavilion for this Exhibit.


The Sponsors are

      China State Construction Engineering Corporation (CSCEC)
      China Architectural Decoration Association
      China Construction Import & Export Corporation.


This Expo will serve China to procure building materials and interior design products for projects and venues being constructed for the 2008 Summer Olympic Games.



China Construction Imp. & Exp. Corp
Beijing CSCEC Huashuo Exhibition Co. Ltd.


/s/ Yin Ming Zhao
General Manager